UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2004

DIEDRICH COFFEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21203	33-0086628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Executive Park, Suite 200

Irvine, California 92614

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (949) 260-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

In connection with the events described in Item 5.02 below, Diedrich Coffee, Inc. (the “Company”) entered into a Separation Agreement and Release with Martin Diedrich. The agreement is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 29, 2004, the Company announced that Martin Diedrich had decided to pursue interests outside of the Company. Mr. Diedrich’s departure as the Company’s Chief Coffee Officer is effective as of October 28, 2004. Mr. Diedrich will continue to serve as a director until the end of his current term, which ends immediately prior to the Company’s annual meeting of stockholders on December 6, 2004.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Form of Separation Agreement and Release with Martin Diedrich

Exhibit 99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2004

DIEDRICH COFFEE, INC.

By:	/s/ Roger M. Laverty
Roger M. Laverty
Chief Executive Officer